CERTIFICATION




Pursuant to 18 U.S.C. ss. 1350, the undersigned officer of Solpower Corporation (the "Company") hereby certifies that the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2005 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:  September 22, 2005         By: /s/ Robert Kohn
                                      ----------------
                                      Robert Kohn
                                      Interim Chief Executive Officer, Principal
                                      Accounting Officer